Exhibit 10.18

COMMERCIAL LEASE AGREEMENT

This Agreement ("Lease") is entered into this  7  day of February, 2011 , between 5901 South Miami LLC ("Landlord"), and Internal Fixation Systems, . ("Tenant").

1. Term:    Landlord hereby leases to Tenant that portion of the Building containing approximately 1.722 square feet of Rentable Area, shown on Exhibit "A", located on the fourth floor of the Building located at 5901 SW Street, South Miami, Florida to be known as Suite 400 408 (the "Leased Premises"), and Tenant hereby leases the same from Landlord for an Initial Term beginning February 16, 2011 or sooner, for no additional rent or compensation and continuing for one year expiring on February 28, 2012 (the "Lease Term").

Landlord shall permit and Tenant shall take possession and occupy the Premises prior to the Commencement Date without additional charges or compensation. Upon request, Tenant agrees to execute and deliver promptly a written certificate, on a form approved by
Landlord, setting forth the Commencement Date as established by this Agreement.

2. Lease of Premises and Parking:

    A.    Tenant shall pay to Landlord during the Initial Lease Term rent of $42,056.07 per year, payable in installments of $3,504.68 per month plus applicable Florida sales tax. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at 2665 S. Bayshore Drive, Suite M-104, Coconut Grove, Florida 33133 or at such other place designated by written notice from Landlord of to Tenant. The rent payment for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall pay a "Security Deposit" in the amount of $3,750.00. Upon execution of this Lease Agreement, Tenant shall pay a "Rental Deposit" in the amount of $3,750.00 which be applied to the first full month's rent.

    B.    Tenant shall pay a late charge in the amount of two hundred fifty ($250.00) if any installment of Rent is not paid within five days (5) of when Tenant shall be required to pay Landlord interest on any Rental due that remains unpaid five days after due date. Such interest shall be 1.5% per month and be payable upon written demand by Landlord. Such interest shall be considered additional Rent.

    C.    Subject to the teens and conditions stated in this Lease, Landlord does hereby lease, demise and let unto Tenant, and Tenant does hereby lease, hire and take from Landlord, the Premises and certain parking spaces in the Parking Lots to have and to hold for the Lease Term. Parking is available on a first come — first serve basis and is free of charge. Notwithstanding, the above, Tenant shall have one covered parking spot marked as "reserved" at a monthly rental rate of $45.00 plus sales tax.

3. Use of Premises:      Tenant shall not occupy or use, nor permit any portion of the Leased Premises to be occupied or used, for any business or purpose except the Permitted Use, or permit any activity in the Leased Premises which is illegal or reasonably deemed to be disreputable in any manner, which would annoy or offend other tenants or interfere with normal operations of the Building. Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be of a type hereinafter described, and that Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used: (i) for the business of photographic, multilith or multigraph reproductions or offset printing; (ii) for a trust company, depository, guarantee or safe deposit business open to the general public; (iii) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever; (iv) as a news or cigar stand; (v) as a hiring hall or an employment agency open to the general public without appointment, a labor union office, dance or music studio, school (except for the training of employees of Tenant); or (vi) for any business involving (A) operating a shared office facility or other business which subleases space and/or offers centralized services to subtenants or customers on a shared basis such as secretarial, receptionist, telephone, and other office support, (B) providing word processing, video conferencing, conference services, telephone answering, receptionist and/or secretarial services, or mail receipt services, or (C) for any use or activity which causes excessive or abnormal pedestrian traffic or loitering in the lobby or other Common Areas, except as provided in the ordinary course of tenant's business.

4.  Sublease and Assignment:     Tenant shall not assign or sublet the whole or any part of the Leased Premises without Landlord's prior written consent which will not be unreasonably denied except Tenant shall be permitted to assign this lease to a wholly owned subsidiary. Notwithstanding such consent, Tenant shall remain liable to Landlord for the payment of all Rent and for the full performance of the covenants and conditions of this lease. Upon Landlord's written consent to sublease, Tenant shall pay to Landlord a transfer fee of $1,000.

5.  Repairs and Alterations:    Tenant shall, at Tenant's own expense, keep the Leased Premises in good condition and repair during the Lease Term. Tenant shall make no alterations, additions or improvements in or to the Premises without the written consent of Landlord. The Premises shall be equipped as outlined in Exhibits C and D to the Lease Agreement.

6.  Property Taxes:    Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

7.  Insurance.

    A.    If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the reasonable costs of repair not covered by insurance.

    B.    Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

    C.     Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company reasonably approved by Landlord, such insurance to afford minimum protection of not less than Five Hundred Thousand and No/100 ($500,000.00) combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall reasonably attempt to obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least ten (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

8.  Utilities:     Landlord shall pay all charges for water, sewer, electricity, and trash removal on the Leased Premises during the term of this Lease. Whenever machines or equipment that generate abnormal heat are used in the Premises which affect the temperature otherwise maintained by the air conditioning system or should Tenant occupy the Premises with more than one person per 150 square feet, Landlord shall have the right to install supplemental air conditioning to cool the Premises and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional Base Rental on demand. Tenant shall be solely responsible for all cost associated with its phone and computer systems.

9.  Signs:           Landlord shall have the right to install signs on the interior or exterior of the Building and the Premises No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or the Building without prior written consent of Landlord provided, however, that Tenant shall have the right to have its name listed on the directory tablet and Tenant shall have the right to erect signage in front of the Premises, the specifications of which shall conform to building standard signage. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the reasonable expense incurred for any such removal to Tenant.

10.  Right of Entry:    Upon providing reasonable advance notice, Landlord, or any of its agents, shall have the right to enter the Leased Premises during all reasonable hours to examine and inspect the same or to provide such maintenance and make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the Building, or to exhibit said Leased Premises at any time within ninety (90) days before the expiration of this Lease, all without any liability to Tenant, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

11.  Rules and Regulations:    Tenant agrees to comply with all reasonable rules and regulations that Landlord may adopt from time to time for operation of the Building and will use reasonable efforts cause all of its agents, employees, invitees and visitors to comply with such rules and regulations. The present rules and regulations, with which Tenant hereby agrees to comply, entitled "Rules and Regulations" are attached to this Lease as Exhibit "B" and by this reference incorporated herein.

12.  Damage and Destruction: If the Premises or any part thereof or any appurtenance thereto is so damaged by fire, casualty or structural defects that the same cannot be used for Tenant's purposes, then. Tenant shall have the right within ninety (90) days following damage to elect by written notice to Landlord to terminate this Lease as of the date of such damage. Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to the business of Tenant, resulting in any way from such damage or the repair thereof, except for the Landlord's fault or negligence, Landlord shall allow Tenant a fair diminution or abatement of rent during the time, and to the extent, that the Premises are unfit for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees as determined by a Court of competent jurisdiction, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the reasonable repair of the Building caused thereby to the extent such cost and expense is not covered by Landlord's insurance proceeds.

13.  Default:     In the event that Tenant shall default in the payment of any installment of Rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or the Tenant shall default in the observance or performance of any other of the Landlord's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or the Tenant shall be declared bankrupt or insolvent by a Court of competent jurisdiction, or, if any involuntary assignment shall be made of Tenant's property for the benefit of creditors, then the Landlord shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the Tenant's effects, without prejudice to any remedies which might be otherwise used for arrears of Rent or other default. The Tenant shall indemnify the Landlord against all loss of Rent and other payments which the Landlord may incur by reason of such termination during the residue of the term after reasonably attempting to reduce or mitigate its loss. If the Tenant shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on Tenant's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the maximum rate per annum provided by law and costs, shall be paid to the Landlord by the Tenant as additional Rent as determined by a Court of competent jurisdiction.

14.  Quiet Possession:    Upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Premises for the Lease Term against all persons claiming by, through or under Landlord.

15.  Condemnation:     If any legally constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for Rental as of that date. All amounts awarded upon a taking of any part or all of the property, Building or the Premises shall belong to Landlord and Tenant shall not be entitled to and expressly waives all claims to any such compensation. However, in such event, Landlord shall return tenant's security deposit in whole and refund, pro-rata any pre-paid rent.

16.  Subordination:     Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Leased Premises of the Building, and Tenant agrees upon written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such lien as Landlord may reasonably request. In the event that Tenant should fail to execute any reasonable instrument of subordination herein required to be executed by Tenant promptly as requested in writing, Tenant hereby irrevocably constitutes Landlord as its limited attorney-in-fact to execute only such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon written request by Landlord execute and deliver to such persons, as Landlord shall reasonably request, a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

17.  Security Deposit:     Tenant, concurrently with the execution of this Lease, has deposited with Landlord the cash deposit set forth in paragraph two (2) of this Lease as a Security Deposit. The Security Deposit is to be held as collateral security for the payment of any Rentals and other sums of money due or payable by Tenant under this Lease, and for the faithful performance of all other covenants and agreements of Tenant hereunder, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rental or a measure of Tenant's damages in case of default by Tenant lithe Security Deposit (a portion) is applied in satisfaction of any rent due or any other sums of money due hereunder, the remaining Security Deposit, or all of the security deposit if not so applied shall be repaid to Tenant within fifteen (15) days after the termination of this Lease. Upon any default by Tenant hereunder, all or part of the Security Deposit may, at Landlord's sole option, be applied on account of such default, and thereafter Tenant shall promptly restore any resulting deficiency in such Security Deposit. Tenant hereby waives the benefit of any provision of law requiring the cash constituting the Security Deposit to be held in escrow or to bear interest. Landlord may commingle the Security Deposit with Landlord's other funds. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no obligation or liability to Tenant for the return of such Security Deposit upon confirmation of receipt of such Security Deposit by transferee or assignee.

18.  Notice:     Any notice given as provided for in this Lease shall be in writing and shall be sent by registered or certified mail or Federal Express or other overnight mail, return receipt requested, addressed as follows:

If to Landlord at: Bayshore Grove Management, LLC, 2665 South Bayshore Drive, Suite M- 104, Coconut Grove, Florida 33133, Attn: Director of Operations.

If to Tenant at: 5901 SW 74th Street, South Miami, Florida 33143, Suite 440-408 and Robert M. Hoffman, Esq., 9155 S. Dadeland Blvd., Suite 1012, Miami, Florida 33156.

Either party, from time to time, by such notice, may specify another address to which subsequent notices shall be sent.

19.  Brokers:     Landlord is represented by Avatar Real Estate Services. Tenant is represented by EWM Realtors. The parties shall defend, indemnify and hold each other harmless from and against any damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) arising from or in connection with any claims for commissions, fees, or other compensation made by any other broker, finder, or third party in connection with this transaction.

20.  Paragraph Headings:     The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be considered in interpreting this Lease.

21.  Final Agreement:     This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

22.  Governing Law:     This Agreement shall be governed, construed and interpreted by, through and under the Laws of the State of Florida.

23.  Exhibits:     All exhibits (A, B, C, & D) and all attachments to this lease shall be deemed as additional terms of this lease Agreement and shall be considered and construed as material parts thereof.

IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease on the day and year first above written.

LANDLORD:
5901 SOUTH MIAMI LLC TENANT:
Internal Fixation Systems, Inc.

By: Vivian Diamond
Authorized Signatory Date:	Authorized Signatory Date: 510 1 20 1 I

EXHIBIT A

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EXHIBIT B
RULES AND REGULATIONS

General Rules

    1.     The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed or encumbered by any tenant or landlord or used for any purpose other than ingress and egress to and from the demised property.

    2.    No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner reasonably approved by Landlord.

    3.    Interior signs on doors and directory tablet shall be inscribed, painted, or affixed at the expense of Landlord, and shall be of a size, color, and style and in such places as shall be first approved in writing by Landlord. All desired changes to signs shall be first approved by Management and at the sole expense of Tenant.

    4.    A directory will be placed by Landlord, at its own expense, in a conspicuous place in the Building. No other directories shall be permitted, unless previously consented to by Landlord in writing.

    5.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant nor shall any bottles, parcels or other articles be placed on the window sills.

    6.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by tenant, when its servants, employees, agents, visitors, or licensees shall have caused the same, and Landlord shall not in any case be responsible therefore excepting Landlord's negligence or gross negligence. All plumbing of private baths or kitchen area is the responsibility of that particular Tenant.

    7.    No tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as it may direct. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will reasonably direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall reasonably direct. Electric service shall not be used for power or heating without Landlord's prior written permission.

    8.    No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises, and no cooking except coffee, tea, and similar items shall be done or permitted by any tenant on the premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

    9.    Subject to the limitations set forth in the Lease, Landlord shall, at reasonable hours after reasonable advance notice, have the right to enter premises leased to tenants, to examine or to make such alterations as and repairs as may be deemed reasonably necessary pursuant to the terms of the Lease Agreement, or to exhibit same to prospective tenants.

    10.    No tenant shall make, or permit to be made, any unseemly-Of disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of doors, windows, or skylights, or down the passageways.

    11.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof except as provided in the Lease Agreement. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and if tenant has lost any keys so furnished, the tenant shall pay to Landlord the cost to replace the locking mechanism and reproduce keys.

    12.    Tenant will refer all contractors, contractors' representatives and installation technicians rendering any service to tenant, to Landlord for Landlord's reasonable supervision, before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting the floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. All approved contractors will reasonably abide by the construction rules and regulations in force at that time.

    13.    All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine and post from time to time. All such movement shall be under supervision of Landlord and in the manner agreed between tenant and Landlord by prearrangement before performance. Such prearrangements initiated by tenant will include reasonable determination by Landlord, subject to his reasonable decision and control, of the time, method, and routing of movement, and reasonable limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Landlord reserves the right to have the specifications of such equipment reviewed and approved by the Landlord's designated structural engineer and to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any cost incurred by the Landlord in its review process will be borne by the tenant. Any damage done to the Building or to the tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the tenant.

    14.    No tenant shall occupy or permit any portion of the premises demised to him to be used for manufacturing or for possession, storage, manufacture, or sale of liquor or narcotics or as a barber or manicure shop, or as an employment bureau No tenant shall engage or pay any employees for such tenant on such premises, except those actually working for such tenant on such premises, nor advertise for laborers giving an address at said premises.

    15.    Each tenant, before closing and leaving the premises at any time, shall see that all doors leading to exterior areas are closed. Tenants and occupants must observe strict care not to leave their doors leading to exterior areas open when it rains, and for any default or carelessness in these respects, or any of them, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from default or carelessness.

    16.    The premises shall not be used for gambling, lodging or sleeping or for any immoral or illegal purposes.

    17.    The requirements of tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not receive or carry messages for or to any tenant or other person nor contract with or render free or paid services to any tenant or any tenant's agent, employees, or invitees.

    18.    Canvassing, soliciting, peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

    19.    Tenant shall have the free use of the mail facilities, if any, installed in the Building, but Landlord in no way guarantees efficiency of the mail facilities and shall be in no way responsible for any damage or delay which may arise from use thereof except for Landlord's negligence or gross negligence.

    20.    Landlord shall not be responsible for lost or stolen property, equipment, money, jewelry from tenant's areas or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

    21.   ~~Landlord specifically reserves the right to refuse admittance to the Building and/or the Parking Garage from 7:00 p.m_ to 7:00 a.m daily, or on Saturdays, Sundays or legal landlord's judgment, should be denied access to the premises~~. Tenant shall have the right to use and possession of the leased premises 24 hours/day including Saturdays, Sundays and legal holidays. Landlord, for the protection of tenants and tenants' effects, may prescribe reasonable hours and intervals during the night on Saturdays, Sundays and holidays when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord. Building holidays are New Years Day, 4th of July, Memorial Day, Labor Day, Thanksgiving, and Christmas Day.

    22.     No tenant shall, nor shall any of tenants' servants, employees, agents, visitors, or licensees, at any time bring or keep upon the demised premises any inflammable, combustible, or explosive fluid, chemical, or substance.

Moving and Delivery

    23.     All deliveries and moves must be scheduled after 6:00 p.m. or completed by 8:00 a.m. Monday through Friday and any time Saturday or Sunday pending other events and elevator availability.

    24.     All moves and large deliveries must be scheduled in advance with the management office. The freight elevator must be reserved for all moving activity.

    25.     Moving and delivery personnel shall not smoke, eat, or drink while working in the Building and shall wear proper attire.

    26.     Routine and minor deliveries (such as one hand truck load of boxes, a copier, bottled water, etc.) that will not require the use of the elevator for more than 15 minutes will be only allowed between the hours of 9:30 am. to 11:30 am. and between 1:30 p.m. and 4:30 p.m.

    27.     For large or heavy moves and deliveries, the moving company will be required to provide protection for the marble floor in the form of plywood or masonite panels which shall be taped down with duct tape or other suitable material to prevent a trip hazard. All tape glue residue shall be removed from the floor after the move. In addition, the glass entry doors shall be protected with cardboard or blankets to prevent chipping or breakage.

Future Rules and Regulations

Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary or desirable for the safety, care and cleanliness of the Premises the Building, and for the preservation of good order therein and any such other further rules and regulations shall be binding upon the parties to the Lease with the same force and effect as if they had been part of these Rules and Regulations at the time of the execution of the Lease provided that such rules and regulations do not contravene any material terms of the Lease and are applied in a reasonable manner and Landlord shall be responsible for delivery to tenant of all such further rules and regulations.

Exhibit C — Building Standard Finishes

Signage --- Building Standard Signage shall be provided at Tenant's Premises at no cost to Tenant. All changes to such signage shall be the sole responsibility of Tenant.

Blinds ---- Landlord does not supply window coverings Tenant shall submit to Landlord a sample or picture of any window covering4n-which Tenant desires to install. Landlord shall not unreasonably without withhold its approval.

Carpet --- Landlord will have carpet cleaned if carpet is not able to be cleaned to Tenant's satisfaction, Landlord shall replace those areas of carpet as required.

Wall Coverings --- All walls will be finished and painted in a color as mutually agreed by Tenant and Landlord.

Door Locks --- Landlord shall provide at no cost to Tenant, two sets of keys to the Premises and to the Restrooms. Additional keys can be purchased from the Management Office. Management does not support interior locks.

Building Access Cards --- Tenant shall gain access to the building after hours via a building access card. Access Cards are available for purchase from the management office.

EXHIBIT D

In consideration of the tenant's lease and as a material part of the parties' lease Agreement, Landlord shall make and complete the following improvements and repairs to the leased premises at its sole expense prior to the commencement of the lease term

    1)    All carpet in the leased premises shall be cleaned; in the event that after cleaning carpet is unacceptable to tenant, those areas shall be replaced and professionally installed with similar quality carpet and padding.

    2)    The front door shall be refinished.

    3)    All walls shall be finished and repainted in colors mutually agreed to by the parties.

    4)    All lights and light fixtures shall be repaired/replaced and shall be in good working order.